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                                                                   EXHIBIT 10.33

                                    AGREEMENT

               THIS AGREEMENT (this "Agreement") is entered into as of May 5, 1998, by and between Meade Instruments Corp., a Delaware corporation ("Meade"), and Weidy Optical Co., Ltd., a Republic of China corporation ("Weidy").

               WHEREAS, Meade purchases from Weidy certain astronomical telescopes, astronomical telescope components and accessories, and other related optical products which are more specifically described on Exhibit A attached hereto, as such Exhibit A may be amended from time to time by Meade (the "Products"); and

               WHEREAS, Meade desires to maintain a smooth, uninterrupted flow of the Products during the term of this Agreement; and

               WHEREAS, Weidy desires to ensure a predictable stream of orders from Meade during the term of this Agreement.

               NOW THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration hereby acknowledged, the parties hereto agree as follows:

        1.     Exclusivity by Weidy.

               A. Exclusivity as to Products. Weidy agrees that all products produced or sold by Weidy during the term of this Agreement, including all astronomical telescopes, astronomical telescope components and accessories, and all other related optical products, including, without limitation, the Products, shall be sold exclusively to Meade. Meade and Weidy agree that binoculars and riflescopes shall not be subject to this exclusivity provision.

               B. Exclusivity as to Tooling. Weidy also agrees that during the term hereof, it may not use in any way, or allow others to use in any way, for any purpose other than the manufacture of the Products sold exclusively to Meade, any of the tooling, dies, molds or other equipment necessary for production of the Products (collectively, "Tooling," and to the extent such Tooling was or is paid for by Meade, and is set forth on Exhibit B attached hereto, as such Exhibit B may be amended from time to time by Meade, such Tooling shall be referred to as the "Meade Owned Tooling").

        2. Exceptions to Weidy's Exclusivity.

               A. Sales in Taiwan. Notwithstanding Section 1A above, Weidy may offer any of the Products for sale to any purchaser within the boundaries of Taiwan, R.O.C., provided each such Product offered is not manufactured in any way with any of the Meade Owned Tooling (or any duplicate thereof). (For example, Weidy may sell within Taiwan, R.O.C. any of the following Products:
Saturn 60 AZ-style telescopes, Model 230 telescopes or Model 395 telescopes, as well any other Products that are not manufactured in any way with any of the Meade Owned Tooling.) Weidy agrees to take all reasonable steps to assure none of the Products sold to any purchaser within the boundaries of Taiwan, R.O.C. are exported outside the boundaries of Taiwan, R.O.C.

               B. Sales in Australia and New Zealand. Notwithstanding Section 1A



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above, Weidy may offer any of the Products listed below in this Section 2B for sale to those certain entities known as (i) "Innovations Mail Order Limited" for sale solely within the boundaries of New Zealand and (ii) "Innovations Direct PTY Ltd. for sale solely within the boundaries of Australia. Weidy agrees that except for such sales to Innovations Mail Order Limited and Innovations Direct PTY Ltd., Weidy will not permit any of the Products to be exported outside the boundaries of Taiwan, R.O.C. by or for any other person or entity. In addition, Weidy agrees to take all reasonable steps to assure Innovations Mail Order Limited and Innovations Direct PTY Ltd., and any of their affiliates or customers, do not export any of the Products outside the boundaries of New Zealand or Australia, respectively. The only Products that Weidy may offer to any person or entity other than Meade for sale in New Zealand or Australia are the following: (i) Saturn 60 AZ-style telescopes, (ii) Saturn 60 EQ-style telescopes, (iii) Saturn 114 EQ-style telescopes, and (iv) 90mm optical tube assembly with 114EQ mount-style telescopes, provided, however, that each of (i),
(ii), (iii) and (iv) above shall only be available with J-size (24.5mm barrel diameter) eyepieces.

        3. Exclusivity by Meade. Meade may purchase any products from any other person or entity throughout the world, provided, however, that without the express written consent of Weidy (i) Meade's total annual purchase of any of the Products from any person or entity other than Weidy may not exceed 20% of the preceding calendar year's total Products purchased from Weidy and (ii) Meade may not purchase any of the Products from any person or entity other than Weidy within the boundaries of Taiwan, R.O.C.

        4.     Annual Minimum Purchase.

               A. Annual Minimum Purchase Amounts. During the term of this Agreement, Meade agrees to purchase the following total number of Products in each of the following calendar years: 1999 calendar year: 250,000 units; 2000 calendar year: 300,000 units; and 2001 calendar year and later years: 350,000 units (collectively, in each year, the "Annual Minimum Purchase Amount").

               B. In Event of Termination without Cause. During the first 12 months after a Termination without Cause (as defined below) of this Agreement, Meade agrees to purchase no less than 75% of the Product quantities purchased during the last full calendar year in which this Agreement was in effect. During the second 12 months after a Termination without Cause of this Agreement, Meade agrees to purchase no less than 50% of the Product quantities purchased during the last full calendar year in which this Agreement was in effect.

        5. Term. Unless earlier terminated pursuant to the terms hereof, this Agreement will continue until December 31, 2003. This Agreement may be renewed for additional one year periods upon the mutual agreement of the parties. The parties agree that any such renewal of the Agreement shall be executed not later than six months prior to the termination of this Agreement.

        6.     Termination.

               A. Either party may terminate this Agreement (i) at will upon twelve months' written notice given to the other party before the date of the end of this Agreement ("Termination without Cause"), or (ii) upon seven days' notice if any of the following events occurs ("Termination with Cause"):


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                      (i) The other party becomes insolvent, files a voluntary
petition in bankruptcy or liquidation, proposes any dissolution, liquidation, reorganization, or recapitalization with creditors, or takes any similar action under the laws of any jurisdiction;

                      (ii) The other party has any involuntary petition in bankruptcy or liquidation filed against it, or a receiver is appointed or takes possession of the other party's property, or any similar action is taken against the other party under the laws of any jurisdiction;

                      (iii) The other party makes an assignment for the benefit of creditors, is adjudicated as a bankrupt, or takes any similar action under the laws of any jurisdiction; or


                      (iv) The other party materially breaches this Agreement and such breach is not cured within 60 days after receipt of written notice thereof.

               B. In the event of termination of this Agreement:

                      (i) Meade shall remain obligated to accept Products delivered by Weidy in accordance with the purchase orders placed by Meade prior to the termination of this Agreement and Meade shall remain obligated to pay for such Products according to the terms hereof;

                      (ii) Weidy shall remain obligated to ship Products in accordance with the purchase orders placed by Meade prior to the termination of this Agreement; and

                      (iii) Both parties shall remain obligated to comply with the provisions of Section 8, 10, 12, 14, 16, 17 and 18 hereof.

               C. The parties recognize and agree that upon termination of this Agreement Weidy may continue to manufacture and ship Products for Meade in such quantities and upon acceptance of such orders as Weidy and Meade determine, and Meade shall be responsible for the payment thereof.

        7. Tooling. All Meade Owned Tooling shall be owned exclusively by Meade and will be held by Weidy under Meade's consent solely for use in manufacturing the Products. Weidy agrees to store all the Meade Owned Tooling in a designated area within the Weidy facility in Taiwan when not in use and to permanently and prominently mark all such Meade Owned Tooling "Property of Meade Instruments." Weidy further agrees to retain such markings on all such Meade Owned Tooling at all times. The location of such storage shall be mutually determined by Weidy and Meade. Weidy agrees to immediately release all Meade Owned Tooling to Meade at any time upon Meade's demand and to not remove any of such Meade Owned Tooling from the Weidy facility in Taiwan without Meade's prior written consent. Weidy agrees that it is solely responsible for the maintenance and safekeeping of the Meade Owned Tooling and for any subsequent damage to or loss of any of the Meade Owned Tooling and that Weidy will promptly (at Meade's discretion) (i) reimburse Meade for the replacement cost of such damaged or lost Meade Owned Tooling, or (ii) replace such damaged or lost Meade Owned Tooling.

        8.     Confidential Information.


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               A. Confidential Information. Relying on the provisions and remedies of this Agreement, Meade agrees to furnish to Weidy or its agents ("Representatives") certain confidential and proprietary information of Meade, including but not limited to, technical knowledge, inventions, creations, know-how, formulations, recipes, specifications, designs, methods, processes, techniques, data, rights, devices, drawings, instructions, expertise, trade practices, trade secrets, commercial information and other information relating to the design, manufacture, assembly, application, inspection, testing, maintenance, packaging and sale of the Products (collectively, the "Confidential Information").

               B. Obligations of Weidy. In consideration for providing the Confidential Information, Weidy agrees that the Confidential Information will be used solely in connection with the manufacture of the Products in accordance with this Agreement, will not be used for any other purpose, will not be used in any way directly or indirectly detrimental to Meade and will be kept confidential by Weidy, except that Weidy may disclose the Confidential Information or portions thereof to those of its Representatives who need to know such information for the purpose of implementing this Agreement. The term "Confidential Information" shall not include information generally available to the public other than as a result of a disclosure made in violation of this Agreement, any similar agreement, or by any person with a legal, contractual or fiduciary obligation of confidentiality.

               C. Obligations Upon Termination. Upon termination of this Agreement, or at the request of Meade, Weidy shall immediately return to Meade all documentation in its possession, in any written or recorded form, containing any of the Confidential Information, unless Weidy receives Meade's prior written consent to retain such Confidential Information for its use in fulfilling subsequent orders by Meade for the Products.

        9. Pricing. Weidy agrees to offer the Products to Meade at prices that are competitive with the prices of other Asian telescope manufacturing companies for substantially similar products of substantially similar quality.

        10. Use of Meade Trademark and Logo. During the term of this Agreement, Weidy may use the Meade trademark and logo, on and in connection with the manufacture of the Products exclusively for Meade. Other than in connection with this Agreement, Weidy acknowledges it has no other rights in or to the Meade trademark or logo.

        11. Product Warranty. Weidy agrees to manufacture the Products for Meade of a quality level that Meade requires, and which are suitable for sale by Meade to Meade dealers and distributors throughout the world.


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        12.    Product Malfunction. Weidy shall promptly repair or replace any
Product which malfunctions, fails to operate, or is otherwise defective within a reasonable time of the shipping date to Meade.

        13. Quality Control Inspectors. Weidy agrees that Meade may retain at Weidy's facilities up to two Meade employees for the purpose of quality control inspections and other related functions, and that these Meade employees shall have all reasonable access to Weidy's facilities at any time during normal business hours. Notwithstanding the above, Weidy shall have the right to disapprove of any particular Meade employee acting as a quality control inspector provided a commercially reasonable justification is given by Weidy for such disapproval.

        14. Payment. Meade agrees to pay Weidy for all the Products shipped by Weidy to Meade or to its customers at Meade's request in US Dollars within three business days of Meade's receipt of a copy of the commercial invoice and on-board Bill of Lading, or air waybill, as applicable. Payment shall be made by wire transfer to a bank or other financial institution as directed by Weidy.

        15. Government Approvals. It is the obligation of each party to obtain any governmental approvals required for such party to discharge its respective obligations under this Agreement. Each party shall assist the other in obtaining any such approvals.

        16. Specific Performance. It is recognized by the parties hereto that certain of the rights which are subject to this Agreement are unique and are of such a nature as to be inherently difficult or impossible to value monetarily. It is therefore agreed that, in the event of a breach of this Agreement by either party, an action at law for damages or other remedies at law may be inadequate to protect the unique rights and interests of the other party. Therefore, the parties hereto agree that in the event of any controversy concerning the subject matter of this Agreement, the terms of this Agreement shall be enforceable in equity for specific performance. Such a remedy shall, however, be cumulative and not exhaustive, and shall be in addition to any other remedies available.

        17. Governing Law. Any proceeding or legal action commenced or brought by Meade under this Agreement shall be submitted to a competent court of and governed by the applicable law of Taiwan, R.O.C. Meade for itself and any successor or assign, hereby consents and submits to the exclusive jurisdiction of the courts of Taiwan, R.O.C. for any actions, suits or proceedings arising out of or related to this Agreement which are brought by Meade. Any proceeding or legal action commenced or brought by Weidy under this Agreement shall be submitted to a competent court of and governed by the internal laws of the State of California, U.S.A., without giving effect to the principles of conflict of laws thereof. Weidy for itself and any successor or assign, hereby consents and submits to the exclusive jurisdiction of the courts of the State of California, U.S.A. located in the County of Orange for any actions, suits or proceedings arising out of or related to this Agreement which are brought by Weidy.

        18. Further Assurances. Each party hereto shall execute any and all further documents or instruments or perform any reasonable actions which either party hereto may deem reasonably necessary and proper to carry out the purposes of this Agreement.


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        19.    Severability. If any provision or term of this Agreement shall for any reason be held illegal or unenforceable, such provision or term shall be adjusted rather than voided to the extent possible and shall in no way affect the validity of this Agreement or its remaining terms and conditions.

        20. Force Majeure. Neither party shall be liable for damages due to any cause beyond its control, including, without limitation, acts of God, acts of civil or military authority, fire, riots, civil commotions, war, embargo, blockage, boycotts, floods, epidemics, delays in transportation or governmental restrictions.

        21. Amendment. No amendment to this Agreement shall be effective unless it is in writing and signed by each of the parties hereto.

        22. Counterparts. This Agreement may be executed in one or more counterparts which together shall constitute a single agreement.

        23. Waiver and Delay. No waiver by either party of any breach or series of breaches or defaults in performance by the other party, and no failure, refusal or neglect of either party to exercise any right, power or option given to it hereunder or to insist upon strict compliance with or performance of either parties obligations under this Agreement, shall constitute a waiver of the provisions of this Agreement with respect to any subsequent breach thereof or a waiver by either party of its right at any time thereafter to require exact and strict compliance with the provisions thereof.

        24. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto, subject to the restrictions on assignment contained herein.

        25. Assignment. This Agreement shall not be assigned by either party without the prior consent of the other party.

        26. Entire Agreement. This Agreement contains all of the terms and conditions agreed upon by the parties hereto with reference to the subject matter hereof. No other agreements, oral or otherwise shall be deemed to exist or to bind either of the parties hereto, and all prior agreements and understandings are superseded hereby, including (i) that certain Purchase and Sale Agreement, dated as of December 29, 1994, by and between Meade and Weidy and (ii) that certain Letter Agreement, dated as of June 26, 1997, by and between Meade and Weidy. This Agreement cannot be modified or changed except by written instrument signed by both of the parties hereto.

        27. Representation by Counsel. The parties hereto acknowledge that each of them has had the opportunity and has been encouraged to seek and be represented by competent legal counsel in connection with this Agreement. Each party knowingly and voluntarily waives any right such party may have to object to the provisions hereof based in any way on a claim of inadequate legal representation.

               IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be executed as of the date set forth above.

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MEADE INSTRUMENTS CORP.,                    WEIDY OPTICAL CO., LTD,
A DELAWARE CORPORATION                      A REPUBLIC OF CHINA CORPORATION


/s/ Mr. John Diebel                         /s/ Mr. Chuck Lee
----------------------------                ---------------------------------
Name:  Mr. John Diebel                      Name:  Mr. Chuck Lee
       ---------------------                       --------------------------
Title: Chairman and CEO                     Title: President
       ---------------------                       ---------------------------




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